Exhibit 99.1

www.centex.com
P.O. Box 199000
Dallas, Texas 75219-9000

2728 North Harwood
Dallas, Texas 75201-1516

Phone: (214) 981-5000

News Release
FOR IMMEDIATE RELEASE
Matthew G. Moyer, Centex Investor Relations, 214-981-6901
Eric S. Bruner, Centex Public Relations, 214-981-6623
Chris Mahowald, RSF Partners, 214-849-9815
CENTEX SELLS PORTFOLIO OF PROPERTIES
27 properties sold to joint venture funded by RSF Partners, Farallon & Greenfield Partners
DALLAS, March 31, 2008 — Centex Homes, the homebuilding subsidiary of Centex Corporation (NYSE: CTX), has sold a portfolio of developed, partially-developed and undeveloped properties to a joint venture that is led by Dallas-based RSF Partners, Inc., and includes funds under management by San Francisco-based Farallon Capital Management, L.L.C., and Greenfield Partners, L.L.C., of South Norwalk, Conn. Centex will receive aggregate cash of approximately $455 million, including the purchase price of approximately $161 million and an anticipated related tax refund of approximately $294 million. The book value of the properties sold was approximately $528 million.
     “This transaction is consistent with our near-term goals of reducing our land supply and generating cash,” says Timothy R. Eller, chairman and chief executive officer of Centex Corp. “This land sale accelerates our move to a more asset-light operating model, sharpens our focus on strategic markets and consumer segments, reduces future land development cash obligations and monetizes a meaningful portion of our deferred tax asset.”
     Centex has a 5% interest in the joint venture and has the right to receive a greater share of distributions if certain financial targets are met. The joint venture was capitalized without debt. An entity controlled by RSF, Farallon and Greenfield will manage, develop and sell the properties. The transaction is anticipated to qualify predominantly as a land sale for GAAP and tax purposes. Centex has an option to purchase a limited number of lots from certain neighborhoods in the joint venture’s portfolio.
     The portfolio of assets sold includes properties that represent approximately 8,500 lots in 27 neighborhoods across 11 states, with the majority located in California and Nevada. As a result of the transaction, Centex reduced its total supply of owned lots by approximately 10% to less than 80,000. The transaction conserves cash by eliminating about $265 million in future development costs related to the properties.
     Goldman Sachs & Co. and J.P. Morgan Securities Inc. advised Centex concerning the transaction.
     Centex will host a conference call to discuss the agreement with senior management at 11 a.m. EDT (10 a.m. CDT) on April 1, 2008. The call may be accessed by dialing (800) 399-7906 (U.S./Canada) or +1 (706) 679-4166 (International). Participants should dial in 15 minutes before the call begins and provide conference ID number 41003574. The live webcast may be accessed on the Investor Relations section of the Centex website at http://ir.centex.com. A replay of the webcast will be archived for approximately 30 days on the Investor Relations page under the “Presentations” link.
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About Centex
     Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Its leading brands include Centex Homes, Fox & Jacobs Homes and CityHomes. In addition to its home building operations, Centex also offers mortgage, title and insurance services. Centex has ranked among the top three builders on FORTUNE magazine’s list of “America’s Most Admired Companies” for nine straight years and is a leader in quality and customer satisfaction.
About RSF Partners
     RSF Partners, Inc. (“RSF”) is a Dallas-based investment management company that focuses on real estate related investments. RSF was founded in 1997 and manages discretionary equity capital of more than $300 million on behalf of a select group of high net worth investors through a series of investment funds. RSF invests in real estate throughout the United States in a variety of forms of debt and equity. More information about RSF may be found at www.rsfpartners.com.
About Farallon Capital Management, L.L.C.
     Farallon Capital Management, L.L.C. (“Farallon”) is a global, San Francisco-based investment management company that manages discretionary equity capital of more than $30 billion, largely from institutional investors such as university endowments, foundations, and pension plans. Farallon was founded in March 1986 by Thomas F. Steyer. Farallon invests in public and private debt and equity securities, direct investments in private companies and real estate. Farallon invests in real estate across all asset classes around the world, including the United States, Europe, Latin America and India. More information about Farallon may be found at www.faralloncapital.com.
About Greenfield Partners, L.L.C.
     Greenfield Partners, L.L.C. (“Greenfield”) is a private partnership that specializes in real estate and related investments on behalf of itself and a select group of private and institutional partners. Since inception in 1997, Greenfield has secured in excess of $3.5 billion in discretionary equity commitments to eight different investment funds and operates in both North America and abroad. The firm’s most recent funds are Greenfield Acquisition Partners V and Greenfield Land Partners II, which have equity commitments of $1.0 billion and $400 million, respectively. Greenfield has offices in South Norwalk, Connecticut and Chicago, IL. More information about Greenfield may be found at www.greenfieldpartners.com.
Forward-looking statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and other events, as well as any related assumptions, including those related to the amount of proceeds to be realized as a result of the sale transaction, the availability or amount of any tax refund to be received in respect of losses related to the properties and the expected treatment of the transaction for GAAP and tax purposes. These statements are not historical facts or guarantees of future performance, but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition

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and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, the effects of the current downturn in the homebuilding industry, including reductions in the value of our land portfolio and revisions to our business plans to address changing market conditions; changes in national or regional economic or business conditions, including employment levels and interest rates; competition; customer cancellations; shortages or price changes in raw materials or labor; the effects of recent disruptions in the mortgage finance industry, including tightening of credit and reduction in liquidity; the availability of adequate sources of financing to continue to implement our business strategy, particularly in view of recent downgrades in our credit rating, write downs in asset values and tightening of credit available to the homebuilding industry; our ability to generate cash from sales of assets and other sources that supplement our existing capital resources; and other factors that could affect demand for our homes or mortgage loans, the profitability of our operations or our access to financing. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
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